UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 27, 2010 (October 22, 2010)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-21873	39-3924586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 3900
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
     In connection with the recently reported amendment to our credit facility, management of First Industrial Realty Trust, Inc. (the “Company”) undertook to reassess its expectations for the appropriate holding period for a pool of 195 industrial properties comprising approximately 16.4 million square feet and land comprising approximately 724 acres owned by First Industrial, L.P. or its subsidiaries. As a result of that reassessment, and in connection with management’s quarterly assessment of indicators that the value of its investments in real estate have been impaired in accordance with ASC 360 “Property, Plant and Equipment,” management of the Company determined, and advised the Board of Directors of the Company, that the value of the Company’s investment in 129 of the industrial properties and land parcels comprising 503 acres in the pool is currently impaired. Accordingly, for the fiscal quarter ended September 30, 2010, the Company will record a non-cash impairment charge of approximately $163.9 million with respect to 129 of the industrial properties comprising approximately 10.6 million square feet and parcels of land comprising approximately 503 acres in the pool. With respect to each of the impaired industrial properties and parcels of land comprising 474 acres, the impairment charge was calculated as the excess of the carrying value of the properties and land parcels over the fair value of such assets. With respect to parcels of land comprising 29 acres, the impairment charge was calculated as the excess of the carrying value over the fair value less costs to sell, since those land parcels met the criteria to be classified as “held for sale” as of September 30, 2010. In addition, all of the 195 industrial properties comprising approximately 16.4 million square feet and land parcels comprising approximately 695 acres in the pool will qualify to be classified as “held for sale” in the financial statements of the Company for the fiscal quarter ending December 31, 2010 (unless any of the properties or land parcels in the pool are sold prior to December 31, 2010). As a result, the Company estimates that it will record a non-cash impairment charge of approximately $3 million for the fiscal quarter ending December 31, 2010 with respect to 11 properties comprising approximately 1.6 million square feet, as these properties will be considered impaired under held for sale accounting. The Company also estimates that it will record a non-cash impairment charge of approximately $11 million for the fiscal quarter ending December 31, 2010 with respect to 140 industrial properties comprising approximately 12.2 million square feet and those parcels of land comprising 474 acres in the pool relating to the estimated costs to sell. In connection with the sale of the 140 industrial properties comprising approximately 12.2 million square feet and those parcels of land comprising 474 acres, the Company estimates approximately $11 million in future cash expenditures.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL, L.P.
By:	FIRST INDUSTRIAL REALTY TRUST, INC., its general partner

By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Acting Chief Financial Officer

Date: October 27, 2010